EX-23.1 CONSENT OF CAUSEY DEMGEN & MOORE INC.
Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of South Texas Oil Company (the “Company”) of our report dated March 30, 2009, relating to the consolidated financial statements of the Company for the years ended December 31, 2008 and 2007 included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ CAUSEY DEMGEN & MOORE INC.

CAUSEY DEMGEN & MOORE INC.

Denver, Colorado
June 30, 2009